Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 15, 2026, with respect to the consolidated financial statements of LYC Healthcare (Cayman) Ltd and its subsidiaries, as of and for the years ended March 31, 2026 and 2025 in this Registration Statement on Form F-1 and the related Prospectus of LYC Healthcare (Cayman) Ltd and its subsidiaries filed with the Securities and Exchange Commission.

September 15, 2026

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